Exhibit 10.2

Execution Version

FOURTH AMENDMENT TO CREDIT AGREEMENT

THIS FOURTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is made and entered into as of August 21, 2009, by and among BUCKEYE PARTNERS, L.P., a Delaware limited partnership (the “Borrower”), the Lenders (as defined below) party hereto, and SUNTRUST BANK, in its capacity as administrative agent for the Lenders (the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the Borrower, the several banks and other financial institutions party thereto (collectively, the “Lenders”) and the Administrative Agent are parties to that certain Credit Agreement, dated as of November 13, 2006 (as amended, supplemented and modified from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement as amended hereby), pursuant to which the Lenders have made certain financial accommodations available to the Borrower; and

WHEREAS, the Borrower has requested that the Lenders and the Administrative Agent amend certain provisions of the Credit Agreement and consent to the waiver of certain requirements of the Credit Agreement, and subject to the terms and conditions hereof, the Lenders executing this Amendment are willing to do so;

NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of all of which are acknowledged, the Borrower, the Lenders executing this Amendment and the Administrative Agent agree as follows:

1.             Amendments.

(a)           Section 1.1 of the Credit Agreement is hereby amended by adding the following definitions of “Cash Collateralize”, “Defaulting Lender”, “Lender Insolvency Event”, “Non-Defaulting Lender”, “Parent Company”, “Potential Defaulting Lender”, “Revolving Credit Exposure” and “Swing Line Exposure” in the appropriate alphabetical order:

“Cash Collateralize” shall mean, in respect of any obligations, to provide and pledge (as a first priority perfected security interest) cash collateral for such obligations in Dollars, with a depository institution and pursuant to documentation in form and substance, reasonably satisfactory to the Administrative Agent (and “Cash Collateralization” has a corresponding meaning).

“Defaulting Lender” shall mean, at any time, a Lender as to which the Administrative Agent has notified the Borrower that (i) such Lender has failed for three or more Business Days to comply with its obligations under this Agreement to make a Loan and/or make a payment to the Issuing Bank in respect of a Letter of Credit or to the Swing Line Lender in respect of a Swing Line Loan (each a “funding obligation”), (ii) such Lender has notified the Administrative Agent or has stated publicly that it (a) will not comply with any such funding obligation hereunder, or (b) has defaulted on, its obligation to fund generally under any other loan agreement, credit agreement or other financing agreement, (iii) such Lender has, for three or more Business Days, failed to confirm in writing to the Administrative Agent, in response to a written request of the Administrative Agent, that it will comply with its funding obligations hereunder, or (iv) a Lender Insolvency Event has occurred and is continuing with respect to such Lender.  Any determination that a Lender is a Defaulting Lender under clauses (i) through (iv) above will be made by the Administrative Agent in its sole discretion acting in good faith.  The Administrative Agent will promptly send to all parties hereto a copy of any notice to the Borrower provided for in this definition.

“Lender Insolvency Event” shall mean that (i) a Lender or its Parent Company is insolvent, or is generally unable to pay its debts as they become due, or admits in writing its inability to pay its debts as they become due, or makes a general assignment for the benefit of its creditors, or (ii) such Lender or its Parent Company is the subject of a bankruptcy, insolvency, reorganization, liquidation or similar proceeding, or a receiver, trustee, conservator, intervener or sequestrator or the like has been appointed for such Lender or its Parent Company, or such Lender or its Parent Company has taken any action in furtherance of or indicating its consent to or acquiescence in any such proceeding or appointment, or (iii) such Lender or its Parent Company has been adjudicated as, or determined by any Governmental Authority having regulatory authority over such Person or its assets to be, insolvent; provided that, for the avoidance of doubt, a Lender Insolvency Event  shall not be deemed to have occurred  solely by virtue of the ownership or acquisition of any equity interest in or control of such Lender or a parent company thereof by a governmental authority or an instrumentality thereof.

“Non-Defaulting Lender” shall mean, at any time, a Lender that is not a Defaulting Lender or a Potential Defaulting Lender.

“Parent Company” shall mean, with respect to a Lender, the bank holding company (as defined in Federal Reserve Board Regulation Y), if any, of such Lender, and/or any Person owning, beneficially or of record, directly or indirectly, a majority of the shares of such Lender.

“Potential Defaulting Lender” shall mean, at any time, a Lender (i) as to which the Administrative Agent has notified the Borrower that an event of the kind referred to in the definition of “Lender Insolvency Event” has occurred and is continuing in respect of any material financial institution affiliate of such Lender, (ii) that has (or its Parent Company or a material financial institution affiliate thereof has) notified the Administrative Agent or has stated publicly that it will not comply with its funding obligations under any other loan agreement or credit agreement or other similar/other financing agreement or (iii) that has, or whose Parent Company has, a non-investment grade rating from Moody’s or S&P or another nationally recognized rating agency.  Any determination that a Lender is a Potential Defaulting Lender under any of clauses (i) through (iii) above will be made by the Administrative Agent in its sole discretion acting in good faith.  The Administrative Agent will promptly send to all parties hereto a copy of any notice to the Borrower provided for in this definition.

“Revolving Credit Exposure” shall mean, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Revolving Credit Loans, LC Exposure and Swing Line Exposure.

“Swing Line Exposure” shall mean, with respect to each Lender, the principal amount of the Swing Line Loans in which such Lender is legally obligated either to make a Base Rate Loan or to purchase a participation in accordance with Section 2.01, which shall equal such Lender’s Pro Rata Share of all outstanding Swing Line Loans.

(b)           Section 1.1 of the Credit Agreement is hereby amended by replacing the definitions of “Base Rate” and “BGH Holdings” in their entirety with the following:

“Base Rate” shall mean, with respect to any Base Rate Loan, for any day, the highest of (i) the Federal Funds Rate for any such day plus 1/2 of 1%, (ii) the Prime Rate for such day and (iii) the LIBOR Rate determined on a daily basis for an Interest Period of one (1) month, plus the Applicable Margin in effect from time to time for LIBOR Loans.  Each change in any interest rate provided for herein based upon the Base Rate resulting from a change in the Base Rate shall take effect at the time of such change in the Base Rate.

“BGH Holdings” shall mean BGH GP Holdings, LLC, a Delaware limited liability company.

(c)           Section 1.02 of the Credit Agreement is hereby amended by adding the following sentence to the end of such Section:

Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Statement of Financial Accounting Standards 159 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of  any Loan Party or any Subsidiary of any Loan Party at “fair value”, as defined therein.

(d)           Section 5.06 of the Credit Agreement is hereby amended by replacing subsection (a) of such Section in its entirety with the following:

(a)           If any Lender has notified the Borrower and the Agent of its incurring additional costs under Section 5.01, has required the Borrower to make payments for Taxes under Section 4.06 or is a Defaulting Lender, then the Borrower may, unless such Lender has notified the Borrower and the Agent that the circumstances giving rise to such notice no longer apply, terminate, in whole but not in part, the Revolving Credit Commitment of any Lender (other than the Agent) (the “Terminated Lender”) at any time upon five Business Days’ prior written notice to the Terminated Lender and the Agent (such notice referred to herein as a “Notice of Termination”).

(e)           Article V of the Credit Agreement is hereby amended by adding the following Section 5.07 to the end of such Article:

Section 5.07.        Defaulting Lenders.

(a)           If a Lender becomes, and during the period it remains, a Defaulting Lender or Potential Defaulting Lender, the following provisions shall apply, notwithstanding anything to the contrary in this Agreement:

(1)           the LC Exposure and Swing Line Exposure of such Defaulting Lender will, subject to the limitation in the first proviso below, automatically be reallocated (effective on the day such Lender becomes a Defaulting Lender) among the Non-Defaulting Lenders pro rata in accordance with their respective Revolving Credit Commitments;  provided that (a) the sum of each Non-Defaulting Lender’s total Revolving Credit Exposure may not in any event exceed the Revolving Credit Commitment of such Non-Defaulting Lender as in effect at the time of such reallocation and (b) neither such reallocation nor any payment by a Non-Defaulting Lender pursuant thereto will constitute a waiver or release of any claim the Borrower, the Administrative Agent, the Issuing Bank, the Swing Line Lender or any other Lender may have against such Defaulting Lender or cause such Defaulting Lender to be a Non-Defaulting Lender;

(2)           to the extent that any portion (the “unreallocated portion”) of the Defaulting Lender’s LC Exposure and Swing Line Exposure cannot be so reallocated, for any reason, or with respect to the LC Exposure and Swing Line Exposure of any Potential Defaulting Lender, the Borrower will, not later than two (2) Business Days after demand by the Administrative Agent (at the direction of the Issuing Bank and/or the Swing Line Lender), (a) Cash Collateralize the obligations of the Borrower to the Issuing Bank or the Swing Line Lender in respect of such LC Exposure or Swing Line Exposure, as the case may be, in an amount at least equal to the aggregate amount of the unreallocated portion of the LC Exposure and Swing Line Exposure of such Defaulting Lender or the LC

Exposure and Swing Line Exposure of such Potential Defaulting Lender, or (b) in the case of such Swing Line Exposure, prepay (subject to clause (5) below) and/or Cash Collateralize in full the unreallocated portion thereof, or (c) make other arrangements satisfactory to the Administrative Agent, the Issuing Bank and the Swing Line Lender in their sole discretion to protect them against the risk of non-payment by such Defaulting Lender or Potential Defaulting Lender;

(3)           in addition to the other conditions precedent set forth in Section 3.2, the Issuing Bank will not be required to issue, amend or increase any Letter of Credit and the Swing Line Lender will not be required to make any Swing Line Loans unless they are satisfied that 100% of the related LC Exposure and Swing Line Exposure is fully covered or eliminated by any combination satisfactory to the Issuing Bank or the Swing Line Lender, as the case may be, of the following:

(i) in the case of a Defaulting Lender, the LC Exposure and Swing Line Exposure of such Defaulting Lender is reallocated as to outstanding and future Letters of Credit and Swing Line Loans to the Non-Defaulting Lenders as provided in clause (1) above;

(ii) in the case of a Defaulting Lender or a Potential Defaulting Lender, without limiting the provisions of clause (3)(i), the Borrower Cash Collateralizes the obligations of the Borrower in respect of such Letter of Credit or Swing Line Loan in an amount at least equal to the aggregate amount of the unreallocated obligations (contingent or otherwise) of such Defaulting Lender or Potential Defaulting Lender in respect of such Letter of Credit or Swing Line Loan, or the Borrower makes other arrangements satisfactory to the Administrative Agent, the Issuing Bank and the Swing Line Lender, as the case may be, in their sole discretion to protect them against the risk of non-payment by such Defaulting Lender or Potential Defaulting Lender;

provided that (a) the sum of each Non-Defaulting Lender’s total Revolving Credit Exposure  may not in any event exceed the Revolving Credit Commitment of such Non-Defaulting Lender, and (b) neither any such reallocation nor any payment by a Non-Defaulting Lender pursuant thereto nor any such Cash Collateralization or reduction will constitute a waiver or release of any claim the Borrower, the Administrative Agent, the Issuing Bank, the Swing Line Lender or any other Lender may have against such Defaulting Lender or Potential Defaulting Lender, or cause such Defaulting Lender or Potential Defaulting Lender to be a Non-Defaulting Lender;

(4)           with the written approval of the Administrative Agent, the Borrower may terminate (on a non-ratable basis) the unused amount of the Revolving Credit Commitment of a Defaulting Lender, provided that such termination will not be deemed to be a waiver or release of any claim the Borrower, the Administrative Agent, the Issuing Bank, the Swing Line Lender or any Lender may have against such Defaulting Lender;

(5)           any amount paid by the Borrower for the account of a Defaulting Lender under this Agreement (whether on account of principal, interest, fees, indemnity payments or other amounts) will not be paid or distributed to such Defaulting Lender, but will instead be applied by the Administrative Agent, to the fullest extent permitted by law, in the following order of priority:  first to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent under this Agreement, second to the payment of any amounts owing by such Defaulting Lender to the Issuing Bank under this Agreement, and third to pay amounts owing under this Agreement to such Defaulting Lender or as a court of competent jurisdiction may otherwise direct; and

(6)           such Defaulting Lender will not be entitled to fees accruing during such period pursuant to Section 2.04(b) (without prejudice to the rights of the Lenders other than Defaulting Lenders in respect of such fees) to the extent that a portion of the LC Exposure of such Defaulting Lender is reallocated to the Non-Defaulting Lenders pursuant to clause (2), such fees that would have accrued for the benefit of such Defaulting Lender will instead accrue for the benefit of and be payable to such Non-Defaulting Lenders, pro rata in accordance with their respective Revolving Credit Commitments.

(b)           If the Borrower, the Administrative Agent, the Issuing Bank and the Swing Line Lender agree in writing in their discretion that a Lender that is a Defaulting Lender or a Potential Defaulting Lender should no longer be deemed to be a Defaulting Lender or Potential Defaulting Lender, as the case may be, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, the LC Exposure and Swing Line Exposure of the other Lenders shall be readjusted to reflect the inclusion of such Lender’s Revolving Credit Commitment, and such Lender will purchase at par such portion of outstanding Revolving Credit Loans of the other Lenders and/or make such other adjustments as the Administrative Agent may determine to be necessary to cause the Revolving Credit Exposure of the Lenders to be on a pro rata basis in accordance with their respective Revolving Credit Commitments, whereupon such Lender will cease to be a Defaulting Lender or Potential Defaulting Lender and will be a Non-Defaulting Lender (and such Revolving Credit Exposure of each Lender will automatically be adjusted on a prospective basis to reflect the foregoing) and if any cash collateral has been posted with respect to such Defaulting Lender or

Potential Defaulting Lender, the Administrative Agent will promptly return such cash collateral to the Borrower; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while such Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender or Potential Defaulting Lender to Non-Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender or Potential Defaulting Lender.

(f)            Section 11.01 of the Credit Agreement is hereby amended by the addition of the following subsection (e) to such Section:

(e)           In addition to the foregoing, if a Lender becomes, and during the period it remains, a Defaulting Lender, and if any Default has arisen from a failure of the Borrower to comply with Section 5.07(a), then the Issuing Bank and the Swing Line Lender may, upon prior written notice to the Borrower and the Administrative Agent, resign as Issuing Bank or as Swing Line Lender, as the case may be, effective at the close of business Atlanta, Georgia time on a date specified in such notice (which date may not be less than five Business Days after the date of such notice).

2.             Acknowledgment. The Lenders executing this Amendment acknowledge and agree that, notwithstanding anything in the Credit Agreement or any other Loan Document to the contrary, (i) the Revolving Credit Loans held by Aurora Bank FSB (formerly known as Lehman Brothers Bank, FSB, “Aurora Bank”) in an aggregate principal amount of up to $4,333,333.33 and (ii) the unfunded Revolving Credit Commitments held by Aurora Bank in an aggregate principal amount of up to $15,666,666.67, will be assigned to Buckeye Energy Holdings LLC, an Affiliate of the Borrower (the “Borrower’s Affiliate”), provided that all Revolving Credit Loans then outstanding are immediately and permanently repaid in full by the Borrower (collectively, all transactions described in this Section 2, the “Affiliate Sale”).

3.             Consents.  As requested by the Borrower, notwithstanding anything to the contrary set forth in the Credit Agreement, the Lenders executing this Amendment agree that immediately upon the Affiliate Sale having been consummated, the Revolving Credit Commitment held by the Borrower’s Affiliate may (and shall) be terminated in full, with no corresponding termination or reduction in the Revolving Credit Commitments of the other Lenders;

provided, however, the foregoing consent from the Lenders is subject to (i) all (and not less than all) of the steps set forth below in this Section 3 occurring substantially contemporaneously and on or prior to August 31, 2009, and (ii) satisfaction of the conditions precedent set forth in Section 4 below.

Immediately upon the termination of the Revolving Credit Commitment held by the Borrower’s Affiliate as contemplated in the immediately preceding sentence, the Percentage Share of the

Borrower’s Affiliate’s LC Exposure and the Percentage Share of the Borrower’s Affiliate’s  Swing Line Exposure will automatically be reallocated among all other Lenders pro rata in accordance with their respective Revolving Credit Commitments.

The foregoing consents shall in no way be deemed to waive, alter or otherwise modify the provisions of Section 2.04, relating to the payment of facility fees or any other provisions under the Credit Agreement relating to the payment of any other amounts thereunder, in each case, on a ratable basis according to the amount of each Lender’s respective Revolving Credit Commitment thereunder, all of which remain in full force and effect as written.  In that regard, any portion of the facility fees or any other amounts owing to Aurora Bank with respect to its Revolving Credit Commitment through the effective date of the Affiliate Sale, shall be paid on the date on which such facility fees or other amounts, as applicable, are paid to the other Lenders pursuant to the Credit Agreement, and, for the avoidance of doubt, shall cease to accrue from and after the effective date of the Affiliate Sale.

4.             Conditions to Effectiveness of this Amendment. Notwithstanding any other provision of this Amendment and without affecting in any manner the rights of the Lenders hereunder, it is understood and agreed that this Amendment shall not become effective, and the Borrower shall have no rights under this Amendment, until the Administrative Agent shall have received (i) reimbursement or payment of its costs and expenses incurred in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the reasonable fees and out-of-pocket expenses of outside counsel for the Administrative Agent with respect thereto or otherwise outstanding and (ii) executed counterparts to this Amendment from the Borrower, the Guarantors and the Required Lenders.

5.             Representations and Warranties.  To induce the Lenders and the Administrative Agent to enter into this Amendment, each of the Borrower, the General Partner and the Guarantors (collectively, the “Loan Parties”) hereby represents and warrants to the Lenders and the Administrative Agent that:

(a)           The execution and delivery by such Loan Party of this Amendment and the performance of this Amendment and the Credit Agreement as amended hereby (i) are within such Loan Party’s power and authority; (ii) have been duly authorized by all necessary partnership, limited liability company, partner and/or member action; (iii) are not in contravention of any provision of such Loan Party’s certificate of formation, certificate of partnership, partnership agreement, operating agreement or other organizational documents; (iv) do not violate any law or regulation, or any order or decree of any Governmental Authority; (v) do not conflict with or result in the breach or termination of, constitute a default under or accelerate any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which such Loan Party or any of its Subsidiaries is a party or by which such Loan Party or any such Subsidiary or any of their respective property is bound; (vi) do not result in the creation or imposition of any Lien upon any of the property of such Loan Party or any of its Subsidiaries; and (vii) do not require the consent or approval of any Governmental Authority or any other Person;

(b)           This Amendment has been duly executed and delivered for the benefit of or on behalf of each Loan Party and constitutes a legal, valid and binding obligation of each Loan Party, enforceable against such Loan Party in accordance with its terms except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other similar laws of general application relating to or affecting creditors’ rights and general principles of equity; and

(c)           After giving effect to this Amendment, the representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects, and no Default or Event of Default has occurred and is continuing as of the date hereof.

6.             Reaffirmations and Acknowledgments.

Each Guarantor consents to the execution and delivery by the Borrower of this Amendment and jointly and severally ratifies and confirms the terms of its Guaranty with respect to the Debt now or hereafter outstanding under the Credit Agreement as amended hereby and all promissory notes issued thereunder. Each Guarantor acknowledges that, notwithstanding anything to the contrary contained herein or in any other document evidencing any Debt of the Borrower to the Lenders or any other obligation of the Borrower, or any actions now or hereafter taken by the Lenders with respect to any obligation of the Borrower, its Guaranty (i) is and shall continue to be a primary obligation of such Guarantor, (ii) is and shall continue to be an absolute, unconditional, joint and several, continuing and irrevocable guaranty of payment, and (iii) is and shall continue to be in full force and effect in accordance with its terms.  Nothing contained herein to the contrary shall release, discharge, modify, change or affect the original liability of the Guarantors under the Guaranties.

7.             Effect of Amendment.  Except as set forth expressly herein, all terms of the Credit Agreement, as amended hereby, and the other Loan Documents shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of the Borrower to the Lenders and the Administrative Agent.  The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement.  This Amendment shall constitute a Loan Document for all purposes of the Credit Agreement.

8.             Governing Law.   This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York and all applicable federal laws of the United States of America.

9.             No Novation.  This Amendment is not intended by the parties to be, and shall not be construed to be, a novation of the Credit Agreement or an accord and satisfaction in regard thereto.

10.           Counterparts.  This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument.  Delivery of an executed counterpart of this Amendment by facsimile transmission or by electronic mail in pdf form shall be as effective as delivery of a manually executed counterpart hereof.

11.           Costs and Expenses.  The Borrower agrees to pay on demand all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the reasonable fees and out-of-pocket expenses of outside counsel for the Administrative Agent with respect thereto.

12.           Binding Nature.  This Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective successors, successors-in-titles, and assigns.

13.           Entire Understanding.  This Amendment sets forth the entire understanding of the parties with respect to the matters set forth herein, and shall supersede any prior negotiations or agreements, whether written or oral, with respect thereto.

[Signature Pages To Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed, under seal in the case of the Borrower and the Guarantors, by their respective authorized officers as of the day and year first above written.

BORROWER:
BUCKEYE PARTNERS, L.P.

By:	Buckeye GP LLC, its general partner

By:	/s/ William H. Schmidt, Jr.
	Name:	William H. Schmidt, Jr.
	Title:	Vice President, General Counsel and Secretary

GUARANTORS: BUCKEYE PIPE LINE COMPANY, L.P.

By	MAINLINE L.P.
its General Partner

By MAINLINE GP, INC.
its General Partner

	By:	/s/ William H. Schmidt, Jr.
		Name:	William H. Schmidt, Jr.
		Title:	Vice President, General Counsel and Secretary

BUCKEYE PIPE LINE HOLDINGS, L.P.

By	MAINLINE L.P.
its General Partner

By MAINLINE GP, INC.
its General Partner

	By:	/s/ William H. Schmidt, Jr.
		Name:	William H. Schmidt, Jr.
		Title:	Vice President, General Counsel and Secretary

BUCKEYE GULF COAST HOLDINGS I, LLC

	By:	/s/ William H. Schmidt, Jr.
		Name:	William H. Schmidt, Jr.
		Title:	Vice President, General Counsel and Secretary

BUCKEYE GULF COAST HOLDINGS II, LLC

	By:	/s/ William H. Schmidt, Jr.
		Name:	William H. Schmidt, Jr.
		Title:	Vice President, General Counsel and Secretary

BUCKEYE GULF COAST PIPE LINES, L.P.

By	BUCKEYE GULF COAST HOLDINGS I, LLC
its General Partner

	By:	/s/ William H. Schmidt, Jr.
		Name:	William H. Schmidt, Jr.
		Title:	Vice President, General Counsel and Secretary

BUCKEYE TERMINALS, LLC

	By:	/s/ William H. Schmidt, Jr.
		Name:	William H. Schmidt, Jr.
		Title:	Vice President, General Counsel and Secretary

NORCO PIPE LINE COMPANY, LLC

	By:	/s/ William H. Schmidt, Jr.
		Name:	William H. Schmidt, Jr.
		Title:	Vice President, General Counsel and Secretary

EVERGLADES PIPE LINE COMPANY, L.P.

By	MAINLINE L.P.
its General Partner

By MAINLINE GP, INC.
its General Partner

	By:	/s/ William H. Schmidt, Jr.
		Name:	William H. Schmidt, Jr.
		Title:	Vice President, General Counsel and Secretary

WOOD RIVER PIPE LINES LLC

	By:	/s/ William H. Schmidt, Jr.
		Name:	William H. Schmidt, Jr.
		Title:	Vice President, General Counsel and Secretary

BUCKEYE PIPE LINE TRANSPORTATION LLC

	By:	/s/ William H. Schmidt, Jr.
		Name:	William H. Schmidt, Jr.
		Title:	Vice President, General Counsel and Secretary

BUCKEYE TEXAS PIPE LINE COMPANY, L.P.

By	BUCKEYE GULF COAST HOLDINGS I, LLC
its General Partner

	By:	/s/ William H. Schmidt, Jr.
		Name:	William H. Schmidt, Jr.
		Title:	Vice President, General Counsel and Secretary

BUCKEYE NGL PIPE LINES LLC

	By:	/s/ William H. Schmidt, Jr.
		Name:	William H. Schmidt, Jr.
		Title:	Vice President, General Counsel and Secretary

FERRYSBURG TERMINAL, LLC

	By:	/s/ William H. Schmidt, Jr.
		Name:	William H. Schmidt, Jr.
		Title:	Vice President, General Counsel and Secretary

LENDER, ISSUING BANK
AND AGENT:	SUNTRUST BANK

	By:	/s/ Carmen J. Malizia
		Name:	Carmen J. Malizia
		Title:	Vice President

BANK OF AMERICA, N.A.

By:	/s/ Adam H. Fey
	Name:	Adam H. Fey
	Title:	Vice President

CITIBANK, N.A.

By:	/s/ Todd Mogil
	Name:	Todd Mogil
	Title:	Vice President

BNP PARIBAS

By:	/s/ Richard Hawthorne
	Name:	Richard Hawthorne
	Title:	Director

By:	/s/ Juan Carlos Sandoval
	Name:	Juan Carlos Sandoval
	Title:	Vice President

JPMORGAN CHASE BANK, N.A.

By:	/s/ Thomas Okamoto
	Name:	Thomas Okamoto
	Title:	Vice President

WACHOVIA BANK, NATIONAL ASSOCIATION

By:	/s/ Christina Faith
	Name:	Christina Faith
	Title:	Vice President

DEUTSCHE BANK AG NEW YORK BRANCH

By:
Name:
Title:

By:
Name:
Title:

THE ROYAL BANK OF SCOTLAND plc

By:	/s/ Matthew Main
	Name:	Matthew Main
	Title:	Managing Director

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.

By:
Name:
Title:

MORGAN STANLEY BANK

By:	/s/ Melissa James
	Name:	Melissa James
	Title:	Authorized Signatory

WELLS FARGO BANK, N.A.

By:	/s/ Christina Faith
	Name:	Christina Faith
	Title:	Vice President

UBS AG, STAMFORD BRANCH

By:	/s/ Irja R. Otsa
	Name:	Irja R. Otsa
	Title:	Associate Director, Banking Products Services, U.S.

By:	/s/ Mary E. Evans
	Name:	Mary E. Evans
	Title:	Associate Director, Banking Products Services, U.S.

BANK OF AMERICA, N.A. successor by merger to MERRILL LYNCH BANK USA

By:	/s/ Adam H. Fey
	Name:	Adam H. Fey
	Title:	Vice President

WILLIAM STREET CREDIT CORPORATION

By:	/s/ John Makrinos
	Name:	John Makrinos
	Title:	Authorized Signatory

AURORA BANK FSB

By:	/s/ Theodore Janulis
	Name:	Theodore Janulis
	Title:	Chairman